UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2019
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 38th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On September 4, 2019, MongoDB, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended July 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.
The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2019, the Board of Directors (the “Board”) of the Company increased the size of the Board from seven to eight directors and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Archana Agrawal to serve as a member of the Board and as a member of the Board’s Compensation Committee, effective August 29, 2019. Ms. Agrawal's term will expire at the Company’s 2020 Annual Meeting of Stockholders. The Board has determined that Ms. Agrawal is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations.
Ms. Agrawal, age 41, has broad experience in analytics and marketing. Ms. Agrawal is currently Head of Enterprise and Cloud Marketing for Atlassian Corporation Plc, a leading provider of team collaboration and productivity software. Ms. Agrawal joined Atlassian in 2013 as Head of Data Science and Growth Marketing. Previously, Ms. Agrawal was at Ladders, Inc. from 2007 until 2013. She began her career at the IBM Almaden Research Center. Ms. Agrawal holds an M.B.A. from Harvard Business School and received her M.S. in computer science from the University of Illinois at Urbana-Champaign.
There is no arrangement or understanding between Ms. Agrawal and any other person pursuant to which she was selected as a director, and there is no family relationship between Ms. Agrawal and any of the Company’s other directors or executive officers. There are no transactions between Ms. Agrawal and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
As a non-employee director of the Company, Ms. Agrawal will be eligible to participate in the Company’s compensation arrangements for non-employee directors. Under the terms of those arrangements, which are described in more detail in the Company’s annual proxy statement filed with the SEC on May 30, 2019, Ms. Agrawal will receive annual cash compensation of $30,000 for her service as a member of the Board, additional annual cash compensation of $5,000 for her service as a member of the Board’s Compensation Committee and an initial equity award of 2,241 restricted stock units, valued at $330,000, based on the average closing price of the Company’s Class A common stock on the Nasdaq for the 30 trading days immediately prior to the grant date. The award will vest annually over three years, subject to Ms. Agrawal’s continued service through each vesting date.
In connection with this election, the Company and Ms. Agrawal entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to Form S-1 filed with the SEC on September 21, 2017. This agreement requires the Company to indemnify Ms. Agrawal, to the fullest extent permitted by Delaware law, for certain liabilities to which she may become subject as a result of her affiliation with the Company.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated September 4, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: September 4, 2019	By:	/s/ Dev Ittycheria
Name: Dev Ittycheria Title: President and Chief Executive Officer